VICTORY ENERGY CORPORATION
STOCK AWARD
(Employee)

In this Award, Victory Energy Corporation (the "***Company***") grants to Kenneth Hill (the "***Participant***"), an Employee, Stock Award under the Victory Energy Corporation 2014 Long Term Incentive Plan ("***Plan***"). This Stock Award is governed by the terms of this Award document and the Plan. All capitalized terms not defined in this Award shall have the meaning of such terms as provided in the Plan.

1. The "***Date of Grant***" is April 23, 2014.

2. The total **number** of shares of Stock granted is 300,000.

3. The Stock granted pursuant to this Award is 100% vested on the Date of Grant.

4. Other Terms and Conditions:

(a) No Fractional Shares. All provisions of this Award concern whole shares of Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share.

(b) Not an Employment or Service Agreement. This Award is not an employment agreement, and this Award shall not be, and no provision of this Award shall be construed or interpreted to create any right of Participant to continue employment with or provide services to the Company or any of its Affiliates.

(c) Independent Tax Advice and Acknowledgments. Participant has been advised and Participant hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this Award, the grant of the Stock and any disposition of the shares of Stock. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Award.

The Stock granted hereunder will be subject to all applicable federal, state and local taxes domestic and foreign and withholding requirements. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Award.

PARTICIPANT: Kenneth Hill

Signature: Kenneth Hill

Date: 8-12-14

VICTORY ENERGY CORPORATION

By: [signature]

Date: 8.12.2014